EXHIBIT 23 (i)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Baldor Electric Company and Affiliates of our reports dated February 22, 2006, with respect to the consolidated financial statements of Baldor Electric Company and Affiliates, Baldor Electric Company and Affiliates management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Baldor Electric Company and Affiliates included in the 2005 Annual Report to Shareholders of Baldor Electric Company and Affiliates.

Our audits also included the financial statement schedule of Baldor Electric Company and Affiliates listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8, No. 33-16766) pertaining to the Baldor Electric Company 1987 Incentive Stock Plan

2.	Registration Statement (Form S-8, No. 33-28239) pertaining to the Baldor Electric Company Employee Savings Plan

3.	Registration Statement (Form S-8, No. 33-36421) pertaining to the Baldor Electric Company 1989 Stock Option Plan for Non-Employee Directors

4.	Registration Statements (Forms S-8, No. 33-59281, No. 33-60731, and No. 333-62331) pertaining to the Baldor Electric Company 1994 Incentive Stock Plan

5.	Registration Statement (Form S-8, No. 333-33109) pertaining to the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors

6.	Registration Statement (Form S-8, No. 333-33287) pertaining to the Baldor Electric Company Employees’ Profit Sharing and Savings Plan

7.	Registration Statement (Form S-8, No. 333-67474) Stock Option Plan for Non-Employee Directors

of our reports dated February 22, 2006, with respect to the consolidated financial statements of Baldor Electric Company and Affiliates, Baldor Electric Company and Affiliates management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Baldor Electric Company and Affiliates, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Baldor Electric Company and Affiliates included in the Annual Report (Form 10-K) of Baldor Electric Company and Affiliates.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 6, 2006